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American Locker Group Incorporated
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AMERICAN LOCKER GROUP INCORPORATED
815 South Main Street
Grapevine, Texas 76051

August 18, 2008

Dear Stockholder:

You are cordially invited to attend the 2008 Annual Meeting of Stockholders of American Locker Group Incorporated to be held on September 24, 2008 at 9:00 a.m., local time, at 815 South Main Street, Grapevine, Texas 76051. Please find enclosed a notice to stockholders, a Proxy Statement describing the business to be transacted at the annual meeting, a proxy card for use in voting at the meeting and American Locker Group Incorporated’s Annual Report on Form 10-K for the year ended December 31, 2007.

Your vote is important, regardless of the number of shares you hold. We hope that you will be able to attend the Annual Meeting, and we urge you to read the enclosed Proxy Statement before you decide to vote. Even if you do not plan to attend, please complete, sign, date and return the enclosed proxy card as soon as possible. It is important that your shares be represented at the meeting.

Very truly yours,

John E. Harris
Non-Executive Chairman

YOUR VOTE IS IMPORTANT

All stockholders are cordially invited to attend the Annual Meeting in person. However, to ensure your representation at the meeting, you are urged to complete, sign, date and return, in the enclosed postage paid envelope, the enclosed proxy card as soon as possible. Returning your proxy will help us assure that a quorum will be present at the meeting and avoid the additional expense of duplicate proxy solicitations. Any stockholder attending the meeting may vote in person, even if he or she has returned a proxy.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
PROXY STATEMENT
SOLICITATION AND REVOCABILITY OF PROXIES
VOTING AND QUORUM
PROPOSAL ONE -- ELECTION OF DIRECTORS
PROPOSAL TWO -- RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS
DIRECTORS
MEETINGS AND COMMITTEES OF DIRECTORS
EXECUTIVE OFFICERS
EXECUTIVE COMPENSATION
AUDIT COMMITTEE REPORT
INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS
SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
ADDITIONAL INFORMATION
OTHER MATTERS

AMERICAN LOCKER GROUP INCORPORATED
815 South Main Street
Grapevine, Texas 76051

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held September 24, 2008

PLEASE TAKE NOTICE THAT the annual meeting (the “Annual Meeting”) of stockholders of American Locker Group Incorporated, a Delaware corporation (the “Company”), will be held on September 24, 2008, at 9:00 a.m., local time, at the Company’s headquarters located at 815 South Main Street, Grapevine, Texas 76051, to consider and vote on the following matters:

•	the election of seven directors of the Company, each to serve until the annual meeting of the Company’s stockholders following the fiscal year ending December 31, 2008 and until his or her respective successor is elected and qualified, or until his or her earlier death, resignation or removal from office;

•	the ratification of the appointment of Travis, Wolff & Company, L.L.P. as the independent auditors for the Company for the fiscal year ending December 31, 2008; and

•	the transaction of such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

These matters are more fully discussed in the attached Proxy Statement.

The close of business on August 15, 2008 (the “Record Date”) has been fixed as the record date for the determination of stockholders entitled to receive notice of, and to vote at, the Annual Meeting and any adjournment or postponement thereof. Only holders of record of shares of the Company’s common stock (the “Common Stock”) at the close of business on the Record Date are entitled to notice of, and to vote at, the Annual Meeting. A list of stockholders entitled to vote at the Annual Meeting will be available for inspection by any stockholder at the Annual Meeting and at the Company’s offices at the address on this notice for any purpose germane to the Annual Meeting during ordinary business hours for the 10 days preceding the Annual Meeting.

Stockholders will need to register at the Annual Meeting in order to attend. You will need proof of your identity and proof of ownership of shares of Common Stock as of the Record Date in order to register. If your shares are not registered in your name, you will need to bring to the Annual Meeting either a copy of an account statement or a letter from the broker, bank or other institution in which your shares are registered that shows your ownership as of the Record Date.

Your vote is important. Whether or not you plan to attend the Annual Meeting, please complete, sign, date and return the enclosed proxy card as promptly as possible. You may revoke your proxy before the Annual Meeting as described in the Proxy Statement under the heading “Solicitation and Revocability of Proxies.”

By Order of the Board of Directors,

John E. Harris
Non-Executive Chairman
Grapevine, Texas
August 18, 2008

AMERICAN LOCKER GROUP INCORPORATED
815 South Main Street
Grapevine, Texas 76051

PROXY STATEMENT

SOLICITATION AND REVOCABILITY OF PROXIES

The board of directors of American Locker Group Incorporated (the “Board of Directors”) requests your proxy for use at the Annual Meeting of the stockholders of the Company to be held on September 24, 2008, at 9:00 a.m., local time, at the Company’s headquarters located at 815 South Main Street, Grapevine, Texas 76051, and at any adjournment or postponement thereof. By signing and returning the enclosed proxy card, you authorize the persons named on the proxy to represent you and to vote your shares at the Annual Meeting. This Proxy Statement and the form of proxy card were first mailed to stockholders of the Company on or about August 18, 2008.

This solicitation of proxies is made by the Board of Directors and will be conducted primarily by mail. Officers, directors and employees of the Company may solicit proxies personally or by telephone, telegram or other forms of electronic, wire or facsimile communication. The Company will not pay any compensation for the solicitation of proxies, but will reimburse banking institutions, brokerage firms, custodians, nominees and fiduciaries that hold Common Stock of record for their reasonable expenses incurred in forwarding solicitation materials to the beneficial owners of the Common Stock. All costs of the solicitation, including reimbursement of forwarding expenses, will be paid by the Company.

If you attend the Annual Meeting, you may vote in person. If you are not present at the Annual Meeting, your shares can be voted only if you have returned a properly signed proxy or if you are represented by another proxy. You may revoke your proxy at any time before it is exercised at the Annual Meeting if you:

(a) sign and timely submit a later-dated proxy to the Secretary of the Company;

(b) deliver written notice of revocation of the Proxy to the Secretary of the Company; or

(c) attend the Annual Meeting and vote in person.

In the absence of any such proxy revocation, shares represented by the owners of Common Stock named on the proxies will be voted at the Annual Meeting.

VOTING AND QUORUM

Voting Stock.  The only outstanding voting securities of the Company are shares of Common Stock. As of the close of business on the Record Date, there were 1,568,516 shares of Common Stock outstanding and entitled to be voted at the Annual Meeting.

Proxy Voting.  Your vote is important. Whether or not you plan to attend the Annual Meeting, please complete, sign and date the accompanying proxy card and return it in the enclosed prepaid envelope. If your shares are held in “street name,” you should instruct your broker, bank or other nominee how to vote in accordance with the voting instruction form furnished to you by your broker, bank or other nominee. If you attend the Annual Meeting, you may revoke your previously returned proxy and vote in person if you wish.

Record Date.  Only holders of our Common Stock on the close of business on August 15, 2008 are entitled to notice of, and to vote at, the Annual Meeting. If you were a holder of record of our Common Stock on the Record Date, you can vote at the Annual Meeting on the election of directors and on the other proposal contained in this Proxy Statement.

Use of Proxies.  All shares of Common Stock represented by properly executed proxies received before or at the Annual Meeting (and that are not revoked) will be voted as indicated in those proxies. If no instructions are indicated on a returned proxy, the proxy will be voted “FOR” the Board of Directors nominees named in this Proxy Statement and “FOR” the ratification of Travis, Wolff & Company, L.L.P. as the Company’s independent registered public accounting firm for the 2008 fiscal year.

The Quorum Requirement.  Each outstanding share of Common Stock is entitled to one vote. In order for any business to be conducted at the Annual Meeting, the holders of more than 50% of the shares of Common Stock issued and outstanding and entitled to vote as of the Record Date must be represented at the Annual Meeting, either in person or by proxy. The presence, in person or by proxy, of such amount of shares of Common Stock at the Annual Meeting shall constitute a quorum. If a quorum is not present, in person or by proxy, at the Annual Meeting or any adjournment thereof, the Chairman of the Annual Meeting or the holders of a majority of the Common Stock entitled to vote who are present or represented by proxy at the Annual Meeting have the power to adjourn the Annual Meeting from time to time without notice, other than an announcement at the Annual Meeting (unless the Board of Directors, after such adjournment, fixes a new record date for the adjourned meeting), until a quorum is present. At any such adjourned meeting at which a quorum is present, any business may be transacted that may have been transacted at the Annual Meeting had a quorum originally been present, except that if the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the adjourned meeting.

Abstentions and broker non-votes will count in determining if a quorum is present at the Annual Meeting. A broker non-vote occurs when a broker or other nominee voting at the meeting in person or submitting a proxy votes on some matters on the proxy but not on others because the broker or nominee has not received voting instructions from the beneficial owner of the shares or does not have the authority to vote on the beneficial owner’s behalf.

Voting by Street Name Holders.  If you own shares held in “street name” by a broker, then the broker, as the record holder of the shares, is required to vote those shares in accordance with your instructions. If you do not give instructions to the broker, the broker will nevertheless be entitled to vote the shares with respect to “discretionary” items but will not be permitted to vote the shares with respect to “non-discretionary” items (in which case, the shares will be treated as broker non-votes).

PROPOSAL ONE — ELECTION OF DIRECTORS

The Company’s Board of Directors currently consists of seven directors. There is only one class of directors, and each director elected at the Annual Meeting will serve until the next annual meeting of stockholders, or until his or her successor, if any, is duly elected and qualified. The nominees for director this year are our seven current directors, Messrs. Craig R. Frank, John E. Harris, Anthony B. Johnston, Edward F. Ruttenberg, Allen D. Tilley and James T. Vanasek, and Dr. Mary A. Stanford.

Each of the nominees has confirmed that he or she will be able and willing to continue serving as a director if elected. If any of the nominees becomes unable or unwilling to serve, your proxy will be voted for the election of a substitute nominee recommended by the current Board of Directors.

Required Vote and Recommendation

The election of directors requires the affirmative vote of a plurality of the shares of Common Stock present or represented by proxy and entitled to vote at the Annual Meeting. The seven nominees receiving the highest number of affirmative votes will be elected. Accordingly, under Delaware law and the Company’s Certificate of Incorporation and Bylaws, abstentions and broker non-votes will not have any effect on the election of a particular director. Unless otherwise instructed or unless authority to vote is withheld, shares represented by executed proxies will be voted “FOR” the election of the nominees.

The Board of Directors recommends that the stockholders vote “FOR” the election of Messrs. Craig R. Frank, John E. Harris, Anthony B. Johnston, Edward F. Ruttenberg, Allen D. Tilley and James T. Vanasek, and Dr. Mary A. Stanford.

PROPOSAL TWO — RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

The Audit Committee of the Board of Directors (the “Audit Committee”) has selected Travis, Wolff & Company, L.L.P. (“Travis Wolff”) as the Company’s independent auditors for the fiscal year ending December 31, 2008. Representatives of Travis Wolff are expected to be present at the Annual Meeting.

The Audit Committee has the responsibility for selecting the Company’s independent auditors, and stockholder ratification is not required. However, the selection of Travis Wolff is being submitted to the stockholders for ratification at the Annual Meeting with a view towards soliciting the stockholders’ opinion, which the Audit Committee will take into consideration in future deliberations. If the selection of Travis Wolff as the Company’s independent auditors is not ratified at the Annual Meeting, the Audit Committee will consider the engagement of other independent auditors without the approval of the Company’s stockholders whenever the Audit Committee deems termination necessary or appropriate.

Required Vote and Recommendation

Ratification of the selection of Travis Wolff as the Company’s independent auditors for the fiscal year ending December 31, 2008 requires the affirmative vote of a majority of the shares of Common Stock present or represented by proxy and entitled to vote at the Annual Meeting. Under Delaware law and the Company’s Certificate of Incorporation and Bylaws, an abstention will have the same legal effect as a vote against the ratification of Travis Wolff, and each broker non-vote will reduce the absolute number, but not the percentage, of affirmative votes necessary for approval of the ratification. Unless otherwise instructed on the proxy or unless authority to vote is withheld, shares represented by executed proxies will be voted “FOR” the ratification of Travis Wolff as the Company’s independent auditors for the fiscal year ending December 31, 2008.

The Board of Directors recommends that stockholders vote “FOR” the ratification of the selection of Travis, Wolff & Company, L.L.P. as the Company’s independent auditors for the fiscal year ending December 31, 2008.

DIRECTORS

The following table sets forth certain information regarding the nominees for election as directors of the Company. There are no family relationships between any directors and executive officers.

Name of Nominee	Age	Title

John E. Harris	47	Non-Executive Chairman of the Board
Allen D. Tilley	70	Chief Executive Officer and Director
Craig R. Frank	48	Director
Anthony B. Johnston	48	Director
Edward F. Ruttenberg	61	Director
Mary A. Stanford	48	Director
James T. Vanasek	38	Director

John E. Harris.  Mr. Harris, 47, was named the Company’s Non-Executive Chairman on February 1, 2008. He has been a Director since July 2005 and is a member of the Executive Compensation-Stock Option and the Nominating and Governance Committees. Mr. Harris was a Vice President of United States Trust Company, an investment management company, from August 2006 until February 2008. Mr. Harris has served as Principal of Harris Capital Advisors, a consulting, investment analysis and private equity financing firm, from 2001 through August 2006. Mr. Harris also served as Vice President of Emerson Partners, a real estate private equity fund, from 2001 to 2003. Mr. Harris is a Chartered Financial Analyst charterholder and holds a Masters of Business Administration from Southern Methodist University.

Allen D. Tilley.  Mr. Tilley, 70, was appointed as a director of the Company in September 2007 and was appointed Chief Executive Officer in February 2008. From September 2006 through the present, Mr. Tilley has served as an adjunct professor at Southern Methodist University’s School of Engineering. From 1998 through

December 2006, Mr. Tilley was the President and CEO of Schubert Packaging Systems (“SPS”), a subsidiary of a German-based packaging machine manufacturer, and from 1997 served as a consultant to the packaging machine manufacturer prior to starting SPS. Prior to that, Mr. Tilley spent more than 20 years in various executive positions with Frito Lay and Pepsi Foods International (“PFI”), divisions of PepsiCo, last serving as Vice President of Operations for PFI. Mr. Tilley holds a BS in Engineering from Kansas State University and an MBA from Southern Methodist University.

Craig R. Frank.  Mr. Frank, 48, has been a director since March 2006 and is a member of the Executive Compensation-Stock Option and the Nominating and Governance Committees. From 2000 to 2002, Mr. Frank was the Chief Executive Officer of Tudog Creative Business Consulting, a business consulting firm. Mr. Frank has served as Chief Executive Officer of Tudog International Consulting, also a business consulting firm, since 2002.

Anthony B. Johnston.  Mr. Johnston, 48, has been a director of the Company since February 2007 and is a member of the Audit and the Nominating and Governance Committees. Mr. Johnston has over 20 years of public company experience in both the manufacturing and service sectors. From October 1996 until November 2007, Mr. Johnston was a Senior Vice President with The Westaim Corporation located in Calgary, Alberta, Canada. Prior to joining Westaim, Mr. Johnston was a Vice President with a major international airline.

Edward F. Ruttenberg.  Mr. Ruttenberg, 61, has been a director since 1996 and was the Company’s Chairman and Chief Executive Officer from September 1998 and Chief Operating Officer and Treasurer from May 2005, until his retirement on January 31, 2008. Mr. Ruttenberg has been the President and major shareholder of Rollform of Jamestown, Inc., a privately owned rollforming company in Jamestown, New York, since 1988.

Mary A. Stanford.  Dr. Stanford, 48, has been a director since July 2005 and is a member of the Audit and Nominating and Governance Committees. Dr. Stanford has been a Professor of Accounting at the Neeley School of Business at Texas Christian University since 2002. Dr. Stanford previously was an Associate Professor of Accounting at Syracuse University from 1999 to 2002.

James T. Vanasek.  Mr. Vanasek, 38, has been a director since July 2005 and is a member of the Audit and Executive Compensation-Stock Option Committees. Mr. Vanasek has served as Principal of VN Capital Management, LLC, a private hedge fund, since 2002. Prior to that, Mr. Vanasek was an investment banking associate at JPMorgan.

Director Compensation

The following table sets forth certain information with respect to the compensation of all members of the board of directors for the year ended December 31, 2007:

	Fees Earned
	or Paid in
Name	Cash ($)	Total

Craig R. Frank	10,500	10,500
John E. Harris	11,000	11,000
Anthony B. Johnston(1)	9,167	9,167
Mary A. Stanford	14,500	14,500
James T. Vanasek	11,000	11,000

(1)	Appointed as a director in February 2007.

During the year ended December 31, 2007, each director who was not a salaried employee of the Company was paid an annual base director fee of $8,000, payable at the end of each calendar quarter. In recognition of the additional responsibilities and time commitment associated with the position, the chairperson of the Audit Committee received an additional fee of $3,500 on an annual basis, payable in quarterly installments in cash at the end of each calendar quarter. Each director received $500 for each meeting of the Board of Directors attended in person or by conference telephone, payable in cash at the end of each calendar quarter. No director received additional compensation for attendance at any meeting of any committee of the Board of Directors.

Effective January 1, 2008, each director will be paid an annual base director fee of $10,000, payable at the end of each calendar quarter. In recognition of the additional responsibilities and time commitment associated with their positions, the Non-Executive Chairman and Chair of the Audit Committee will receive additional fees of $20,000 and $3,500, respectively, on an annual basis, payable in cash at the end of each calendar quarter. Each director will continue to receive $500 for each meeting of the Board of Directors attended in person or by conference telephone, payable in cash at the end of each calendar quarter. No director will receive additional compensation for attendance at any meeting of any committee of the Board of Directors.

On March 27, 2008, the Company issued 19,000 shares of common stock to members of the Board of Directors as part of their compensation. The 19,000 shares were issued as follows: 6,000 shares for the Non-Executive Chairman, 6,000 shares for the Chief Executive Officer, 3,000 shares for the Audit Committee Chairperson and 1,000 shares each to Messrs. Frank, Johnston, Ruttenberg and Vanasek.

Term of Office

The Company’s Certificate of Incorporation provides for one class of directors comprising the Board of Directors. Directors serve from the time they are duly elected and qualified until the next annual meeting of stockholders or their earlier death, resignation or removal from office.

MEETINGS AND COMMITTEES OF DIRECTORS

The Board of Directors had six meetings during the fiscal year ended December 31, 2007. The Board of Directors has three standing committees: the Audit Committee; the Executive Compensation — Stock Option Committee; and the Nominating and Governance Committee. Each committee member is appointed by the Board of Directors and is “independent” as defined under NASDAQ rules and applicable rules and regulations of the Securities and Exchange Commission (the “SEC”). During the fiscal year ended December 31, 2007, no director attended less than 75% of the aggregate number of meetings of the Board of Directors and the number of committee meetings of which each director was a part.

It is the Company’s policy that each member of the Board of Directors attends the Annual Meeting of the Company’s stockholders. All members of the Board of Directors were in attendance at the 2007 annual meeting of the Company’s stockholders, which was the last annual meeting of the Company’s stockholders that was held.

Audit Committee

The Audit Committee is appointed by the Board of Directors to assist the Board of Directors with carrying out its duties. The primary function of the Audit Committee is to provide assistance to the Board of Directors in fulfilling its oversight responsibility to the stockholders, potential stockholders, the investment community and others relating to:

•	the integrity of the Company’s financial statements;

•	the Company’s compliance with legal and regulatory requirements;

•	the qualifications and independence of the Company’s independent registered public accounting firm; and

•	the performance of the Company’s internal audit function and its independent registered public accounting firm.

The role and other responsibilities of the Audit Committee are governed by an Amended and Restated Audit Committee Charter, which was included as an attachment to the Company’s Proxy Statement for its 2007 Annual Meeting.

The Audit Committee consists of three directors: James T. Vanasek, Mary A. Stanford and Anthony B. Johnston, with Dr. Stanford serving as chairperson. All members of the Audit Committee are “independent” as defined under NASDAQ and SEC rules and regulations, and each member of the Audit Committee is able to read and understand fundamental financial statements, including balance sheets, income statements and cash flow statements. The Board of

Directors has determined that Dr. Stanford qualifies as an “audit committee financial expert” as defined by SEC regulations. The Audit Committee met eight times during fiscal 2007.

Executive Compensation — Stock Option Committee

The Executive Compensation — Stock Option Committee’s (the “Compensation Committee”) purpose is to assist the Board of Directors in determining the compensation of directors and senior management and administering the Company’s benefit plans. The Compensation Committee is composed of three directors: Craig R. Frank, John E. Harris and James T. Vanasek, with Mr. Vanasek serving as chairman. All members of the Compensation Committee are “independent” as defined under NASDAQ and SEC rules and regulations. The Compensation Committee met one time during fiscal 2007. Executive officers do not participate in recommending or determining the amount or form of executive officer or director compensation. The Committee does not have a charter and does not have the authority to delegate its authority establish compensation to other persons.

Nominating and Governance Committee; Nominating Procedures

The Nominating and Governance Committee actively seeks and identifies individuals qualified to become members of the Board of Directors, consistent with criteria approved by the Board of Directors, and selects each nominee for election as a member of the Board of Directors. The Nominating and Governance Committee also selects the membership composition of the committees of the Board of Directors. Only directors who meet the independence standards set by NASDAQ and the SEC are permitted to serve on the Nominating and Governance Committee. The Nominating and Governance Committee does not have a written charter.

The Nominating and Governance Committee reviews with the full Board of Directors at least annually the qualifications of new and existing members of the Board of Directors, and considers the level of independence of individual members, together with such other factors as the Board of Directors deems appropriate, including overall skills and excellence, to ensure the Company’s ongoing compliance with the independence and other standards set by NASDAQ and the SEC.

The Nominating and Governance Committee is composed of four directors: Craig R. Frank, John E. Harris, Mary A. Stanford and Anthony B. Johnston, with Mr. Harris serving as chairman. All members of the Nominating and Governance Committee are “independent” as defined under NASDAQ and SEC rules and regulations. The Nominating and Governance Committee met two times during fiscal 2007.

The Nominating and Governance Committee will consider candidates proposed by the stockholders of the Company, taking into consideration the needs of the Board of Directors and the candidate’s qualifications. To have a candidate considered by the Nominating and Governance Committee, a stockholder must submit the recommendation in writing and must include the following information:

•	the name and address of the proposed candidate;

•	the proposed candidate’s resume or a list of his or her qualifications to be a director of the Company;

•	a description of what would make such person a good addition to the Board of Directors;

•	a description of any relationship that could affect such person’s qualifying as an independent director, including identifying all other public company board of directors and committee memberships;

•	a confirmation of such person’s willingness to serve as a director if selected by the independent directors and the Board of Directors;

•	the name of the stockholder submitting the name of the proposed candidate, together with information as to the number of shares owned and the length of time of ownership; and

•	any information about the proposed candidate that, under the SEC’s proxy rules, would be required to be included in the Company’s proxy statement if such person were a nominee.

The stockholder recommendation and information described above must be sent to the Company’s Secretary at 815 South Main Street, Grapevine, Texas 76051, and, in order to allow for timely consideration, must be received not less than 120 days in advance of the anniversary date of the release of the proxy statement for the most recent annual meeting of stockholders.

Once a person has been identified by the Nominating and Governance Committee as a potential candidate, the Nominating and Governance Committee may collect and review publicly available information regarding the person to assess whether the person should be considered further. Generally, if the person expresses a willingness to be considered and to serve on the Board of Directors, and the Nominating and Governance Committee believes that the candidate has the potential to be a contributing member of the Board of Directors, the Nominating and Governance Committee would seek to gather additional information from or about the candidate, including through one or more interviews, as appropriate, and a review of his or her accomplishments and qualifications generally, including in light of any other candidates that the Nominating and Governance Committee may be considering. The evaluation process does not vary based on whether the candidate is recommended by a stockholder.

Stockholder Communications with the Board

The Board of Directors has established a process to receive communications from stockholders and other interested parties. To communicate with the Board of Directors, any individual director or any group or committee of the Board of Directors, correspondence should be addressed to the Board of Directors or such individual or group or committee and sent “c/o Corporate Secretary” at 815 South Main Street, Grapevine, Texas 76051. Communications sent in this manner will be reviewed by the office of the Corporate Secretary for the sole purpose of determining whether the contents represent a message to one or more of the Company’s directors.

EXECUTIVE OFFICERS

The following table sets forth information regarding the executive officers of the Company:

Name	Age	Title

Allen D. Tilley	70	Chief Executive Officer and Director
Paul M. Zaidins	40	President, Chief Financial Officer and Chief Operating Officer

The executive officers named above were appointed by the Board of Directors to serve in such capacities until their respective successors have been duly appointed and qualified or until their earlier death, resignation or removal from office.

Allen D. Tilley.  Mr. Tilley, 70, was appointed as a director of the Company in September 2007 and was appointed Chief Executive Officer in February 2008. From September 2006 through the present, Mr. Tilley has served as an adjunct professor at Southern Methodist University’s School of Engineering. From 1998 through December 2006, Mr. Tilley was the President and CEO of Schubert Packaging Systems (“SPS”), a subsidiary of a German-based packaging machine manufacturer, and from 1997 served as a consultant to the packaging machine manufacturer prior to starting SPS. Prior to that, Mr. Tilley spent more than 20 years in various executive positions with Frito Lay and Pepsi Foods International (“PFI”), divisions of PepsiCo, last serving as Vice President of Operations for PFI. Mr. Tilley holds a BS in Engineering from Kansas State University and an MBA from Southern Methodist University.

Paul M. Zaidins.  Mr. Zaidins, 40, was named the Company’s President, Chief Operating Officer and Chief Financial Officer on February 1, 2008. Prior to that he was named the Company’s Chief Financial Officer in August 2007 and prior to that served as Controller since November 2006. Prior to joining the Company, he was a Managing Director for the investment banking firm Lane-Link Group from 2004 to 2006. Prior to 2004, he owned and operated specialty retail stores and was Managing Director for the investment banking firm ECDI Capital. He has been a certified public accountant since 1992.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table and the accompanying explanatory footnotes set forth the cash and non-cash compensation awarded to, earned by and paid by the Company to its principal executive officer and other executive officers who were the most highly compensated executive officers for services rendered in all capacities during the fiscal years ended December 31, 2007 and 2006 (the “named executive officers”).

					Other
Name and		Salary	Bonus	Option	Annual
Principal Positions	Year	($)	($)	Awards ($)(5)	Compensation ($)	Total

Paul M. Zaidins	2006	16,740	—	—	—	$16,740
President, Chief Financial Officer and Chief Operating Officer(1)	2007	140,400	20,000	48,960	—	$209,360
Edward F. Ruttenberg	2006	160,000	—	—	480 (4)	$160,480
Director(2)	2007	160,000	—	32,640	160 (4)	$192,800
Allen D. Tilley	2006		—	—	—	—
Chief Executive Officer and Director(3)	2007	1,840	—	—	—	1,840

(1)	Mr. Zaidins served as the Company’s Controller before becoming the Company’s Chief Financial Officer in August 2007, and in February 2008 he was named the Company’s President and Chief Operating Officer.

(2)	Prior to January 31, 2008, Mr. Ruttenberg served as Chief Executive Officer, Chief Operating Officer and Treasurer of the Company. Mr. Ruttenberg did not receive any separate compensation for his services as a member of the Board of Directors.

(3)	Mr. Tilley was appointed as a director of the Company in October 2007 and its Chief Executive Officer in February 2008. Amounts presented for 2007 represent fees received by Mr. Tilley for his services of a member of the Board of Directors.

(4)	Consists of the Company’s employer matching contribution to the 401(k) plan.

(5)	The valuation of stock option awards in this column represents the compensation cost of awards recognized for financial statement purposes under Statement of Financial Accounting Standards No. 123, as revised. The amounts include portions of stock option grants in 2007 that were expensed in 2007 based on the amortization schedule. See discussion under Note 10, Stock-Based Compensation in the notes to the Company’s consolidated financial statements under Item 8 of this Annual Report on Form 10-K for a discussion of all assumptions made in connection with determining the fair value of the awards.

Employment Arrangements

Mr. Zaidins and the Company have entered into a separation agreement that will govern the terms of certain circumstances in the event that Mr. Zaidins’ relationship with the Company is ended. Pursuant to his separation agreement, Mr. Zaidins is entitled to receive, upon termination of his employment for any reason, other than death or disability, separation payments in an amount equal to his then-current base salary for a specified period, computed as one month for each full year during which he has been employed by the Company (not to be shorter than two months nor longer than 12 months). However, if termination of employment arises as a result of a change in control, the period during which he is entitled to receive separation payments shall be computed as two months for each full year during which he has been employed by the Company (not to be shorter than four months nor longer than 24 months). All separation payments are payable in accordance with the Company’s regular payroll procedures over the length of the separation period.

Upon Mr. Ruttenberg’s retirement on January 31, 2008, his employment agreement entitled him to payment of his base salary for a period of 12 months commencing on August 1, 2008. The liability for these retirement payments was accrued in the selling, administrative and general expenses at December 31, 2007. Additionally, the

Company entered into a consulting agreement with Mr. Ruttenberg beginning February 1, 2008. The consulting agreement’s terms include payments of $8,000 per month for a term of six months.

Mr. Tilley’s compensation is determined annually by the Board of Directors. Beginning, February 1, 2008, Mr. Tilley’s annual salary is $35,000 plus a per diem of $800 on days when he provides services beyond the scope of his defined duties.

1999 Stock Incentive Plan

In May 1999, the stockholders of the Company approved the American Locker Group Incorporated 1999 Stock Incentive Plan (the “1999 Plan”).

Administration.  The 1999 Plan is administered by the Executive Compensation Committee-Stock Option of the Board of Directors (the “Committee”). The Committee has the sole discretion to interpret the 1999 Plan, establish and modify administrative rules, impose conditions and restrictions on awards, and take such other actions as it deems necessary or advisable. In addition, the full Board of Directors of the Company can perform any of the functions of the Committee under the 1999 Plan.

Amount of Stock.  The 1999 Plan provides for awards of up to 150,000 shares of Common Stock. The number and kind of shares subject to outstanding awards, the purchase price for such shares and the number and kind of shares available for issuance under the 1999 Plan is subject to adjustments, in the sole discretion of the Committee, in connection with the occurrence of mergers, recapitalizations and other significant corporate events involving the Company. The shares to be offered under the 1999 Plan will be either authorized and unissued shares or issued shares which have been reacquired by the Company.

Eligibility and Participation.  The participants under the 1999 Plan will be those employees and consultants of the Company or any subsidiary who are selected by the Committee to receive awards, including officers who are also directors of the Company or its subsidiaries. Approximately five persons will initially be eligible to participate. No participant can receive awards under the 1999 Plan in any calendar year in respect of more than 15,000 shares of Common Stock.

Amendment or Termination.  The 1999 Plan has no fixed expiration date. The Committee will establish expiration and exercise dates on an award-by-award basis. However, for the purpose of awarding incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”) (“incentive stock options”), the 1999 Plan will expire ten years from its effective date of May 13, 1999.

Stock Options.  The Committee may grant to a participant incentive stock options, options that do not qualify as incentive stock options (“non-qualified stock options”) or a combination thereof. The terms and conditions of stock option grants including the quantity, price, vesting periods, and other conditions on exercise will be determined by the Committee. Incentive stock option grants shall be made in accordance with Section 422 of the Code.

The exercise price for stock options will be determined by the Committee at its discretion, provided that the exercise price per share for each stock option shall be at least equal to 100% of the fair market value of one share of Common Stock on the date when the stock option is granted.

Upon a participant’s termination of employment for any reason, any stock options that were not exercisable on the participant’s termination date will expire, unless otherwise determined by the Committee.

Upon a participant’s termination of employment for reasons other than death, disability or retirement, the participant’s stock options will expire on the date of termination, unless the right to exercise the options is extended by the Committee at its discretion. In general, upon a participant’s termination by reason of death or disability, stock options that were exercisable on the participant’s termination date (or which are otherwise determined to be exercisable by the Committee) may continue to be exercised by the participant (or the participant’s beneficiary) for a period of twelve months from the date of the participant’s termination of employment, unless extended by the Committee. Upon a participant’s termination by reason of retirement, stock options that were exercisable upon the participant’s termination date (or which are otherwise determined to be exercisable by the Committee) may continue to be exercised by the participant for a period of three months from the date of the participant’s termination of employment, unless extended by the Committee. If upon the disability or retirement of the participant, the participant’s age plus years of continuous service with the Company and its affiliates and predecessors (as combined and rounded to the nearest month) equals 65 or more, then all of the participant’s options will be exercisable on the date of such disability or retirement for the exercise period stated above. In no event, however, may the options be exercised after the scheduled expiration date of the options.

Subject to the Committee’s discretion, payment for shares of Common Stock on the exercise of stock options may be made in cash, by the delivery (actually or by attestation) of shares of Common Stock held by the participant for at least six months prior to the date of exercise, a combination of cash and shares of Common Stock, or in any other form of consideration acceptable to the Committee (including one or more “cashless” exercise forms).

Stock Appreciation Rights.  Stock appreciation rights (“SARs”) may be granted by the Committee to a participant either separate from or in tandem with non-qualified stock options or incentive stock options. SARs may be granted at the time of the stock option grant or, with respect to non-qualified stock options, at any time prior to the exercise of the stock option. A SAR entitles the participant to receive, upon its exercise, a payment equal to (i) the excess of the fair market value of a share of Common Stock on the exercise date above the SAR exercise price, multiplied by (ii) the number of shares of Common Stock with respect to which the SAR is exercised.

The exercise price of a SAR is determined by the Committee, but in the case of SARs granted in tandem with stock options, may not be less than the exercise price of the related stock option. Upon exercise of a SAR, payment will be made in cash or shares of Common Stock, or a combination thereof, as determined at the discretion of the Committee.

Change in Control.  In the event of a change in control of the Company, all stock options and SARs will immediately vest and become exercisable. In general, events that constitute a change in control include: (i) acquisition by a person of beneficial ownership of shares representing 30% or more of the voting power of all classes of stock of the Company; (ii) during any year or period of two consecutive years, the individuals who at the beginning of such period constitute the Board no longer constitute at least a majority of the Board; (iii) a reorganization, merger or consolidation of the Company; or (iv) approval by the stockholders of the Company of a plan of complete liquidation of the Company.

Outstanding Equity Awards at Fiscal Year-End

The following table shows certain information regarding outstanding equity awards as of December 31, 2007 for the Company’s named executive officers:

			Equity Incentive
			Plan Awards:
			Number of
	Number of Securities		Securities
	Underlying		Underlying	Option	Option
	Unexercised Options (#)		Unexercised	Exercise	Expiration
Name	Exercisable	Unexercisable	Unearned Options	Price ($)	Date

Edward F. Ruttenberg	10,000	—	—	8.875	05/13/09
	5,000	—	—	6.50	11/18/09
	10,000	—	—	7.25	03/02/10
	—	8,000	—	4.95	09/06/17
Paul M. Zaidins	4,000	8,000	—	4.95	09/06/17
Allen D. Tilley	—	—	—	—	—

Pension Benefits

The Company’s pension plans for salaried employees (U.S. and Canadian) provide for an annual pension upon normal retirement computed under a career average formula, presently equal to 2% of an employee’s eligible lifetime earnings, which includes salaries, commissions and bonuses. The following table sets forth certain benefits information applicable to the Company’s named executive officers under the Company’s pension plans. See Note 8 to the Company’s consolidated financial statements (under Item 8 of the Company’s Annual Report on Form 10-K) for additional information about the Company’s decision, in May 2005, to freeze its obligations under the defined benefit plan for United States employees such that after July 15, 2006 no benefits will accrue under this plan.

Present Value of
		Number of Years	Accumulated	Payments During
Name	Plan Name	Credited Service (#)	Benefit ($)	Last Fiscal Year

Edward F. Ruttenberg	U.S. Pension Plan	6.75	223,128	—
Paul M. Zaidins	—	—	—	—
Allen D. Tilley	—	—	—	—

(1)	Pension benefit amounts listed in the table are not subject to deduction for Social Security benefits.

Effective February 1, 1999, the Company established a 401(K) Plan under which it matches employee contributions at the rate of $.10 per $1.00 of employee contributions up to 10% of employee’s wages.

AUDIT COMMITTEE REPORT

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements in the Company’s Annual Report on Form 10-K for 2007 with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.

The Audit Committee reviewed with Travis Wolff, the independent registered public accounting firm responsible for expressing its opinion on the conformity of those audited financial statements with U.S. generally accepted accounting principles, its judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Audit Committee under standards of the Public Company Accounting Oversight Board (United States). In addition, the Audit Committee received the written disclosures and the letter from Travis Wolff required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees), and discussed with Travis Wolff its independence from management and the Company.

The Audit Committee discussed with Travis Wolff the overall scope and plans for its audit. The Audit Committee meets with the Company’s independent registered public accounting firm, without management present, to discuss the results of its examination, its evaluation of the Company’s internal controls, and the overall quality of the Company’s financial reporting. The Audit Committee held four such meetings during 2007.

In reliance on the reviews and discussions referenced above, the Audit Committee recommended to the Board of Directors (and the Board of Directors has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2007 for filing with the SEC.

THE AUDIT COMMITTEE
Mary A. Stanford, Chairperson
Anthony B. Johnston
James T. Vanasek

INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

The Audit Committee has selected Travis Wolff as the independent accountants of the Company for the fiscal year ending December 31, 2008. Representatives of Travis Wolff are expected to be present at the Annual Meeting and are expected to be available to respond to questions. They will also be afforded an opportunity to make a statement if they desire to do so.

Previously, the Audit Committee of the Board of Directors of the Company appointed Travis Wolff as the independent registered public accounting firm to audit the financial statements of the Company and its subsidiaries for the fiscal years ended December 31, 2007, 2006 and 2005.

The following table presents approximate aggregate fees and other expenses for professional services rendered by Travis Wolff for the audit of the Company’s annual financial statements for the years ended December 31, 2007 and 2006 and fees and other expenses for other services rendered during those periods.

	2007	2006

Audit fees	$269,000	$210,000
Audit-related fees	36,000	—
Tax fees	69,000	30,000
All other fees	—	—

Total	$374,000	$240,000

Audit Fees

Audit fees in 2007 and 2006 relate to services rendered in connection with the audit of the Company’s consolidated financial statements.

Audit-Related Fees

Audit-related fees in 2007 and 2006 include fees for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements and that are not reported under the caption “Audit Fees” above. Audit-related fees in 2007 relate to services rendered in connection with the audits of the Company’s employee benefit plans.

Tax Fees

Tax fees in 2007 and 2006 include fees for services with respect to tax compliance, tax advice and tax planning.

Other Fees

There were no other fees in 2007 or 2006.

Pre-Approval Policies and Procedures

The Audit Committee considered whether the provision of all of the services described above were compatible with the Company’s policies and maintaining the auditor’s independence, and has determined that such services for 2007 and 2006 were compatible with the Company’s policies and maintaining the auditor’s independence. All services described above were pre-approved by the Audit Committee.

SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT
AND RELATED STOCKHOLDER MATTERS

The table below sets forth certain information regarding the beneficial ownership, as of August 8, 2008, of the Company’s Common Stock by (i) all persons or groups known by the Company to be the owner of record or beneficially of more than 5% of our outstanding Common Stock, (ii) each director of the Company, (iii) each of our named executive officers (identified above under the heading “Summary Compensation Table” in Item 11) and (iv) all of our directors and executive officers as a group. Except as otherwise indicated, each stockholder identified in the table possesses sole voting and investment power with respect to the shares. Unless otherwise noted, each owner’s mailing address is c/o American Locker Group Incorporated, 815 Main Street, Grapevine, TX 76051.

	Amount and
	Nature of
	Beneficial	Percent of
Name and Address of Beneficial Owner	Ownership(1)	Class(2)

VN Capital Fund I, L.P.(3) 198 Broadway, Suite 406, New York, New York 10038	121,508	7.7%
Santa Monica Partners, L.P.(4) 1865 Palmer Avenue, Larchmont, New York 10538	121,478	7.7%
Paul B. Luber	84,227	5.4%
704 Tenth Avenue
Grafton, Wisconsin 53024
Edward F. Ruttenberg(5)	80,841	5.2%
Paul M. Zaidins(6)	4,000	*
Craig R. Frank	1,150	*
John E. Harris	6,644	*
Anthony B. Johnston	1,000	*
Mary A. Stanford	3,644	*
Allen D. Tilley	6,000	*
James T. Vanasek(7)	123,152	7.9%
All directors and executive officers as a group (8 persons)(8)	226,431	14.4%

*	Less than 1%

(1)	Beneficial ownership has been determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934 and, unless otherwise indicated, represents securities for which the beneficial owner has sole voting and investment power. Any securities held in the name of, and under, the voting and investment power of a spouse of an executive officer or director have been excluded.

(2)	Calculated based on 1,568,516 shares of Common Stock outstanding on August 8, 2008, plus, for each person or group, any securities that person or group has the right to acquire within 60 days pursuant to options, warrants, conversion privileges or other rights.

(3)	The general partners of VN Capital Fund I, L.P. are VN Capital Management, LLC and Joinville Capital Management, LLC. VN Capital Management, LLC and Joinville Capital Management, LLC are Delaware limited liability companies formed to be the general partners of VN Capital Fund I, L.P. James T. Vanasek, a member of the Company’s board of directors, and Patrick Donnell Noone are the Managing Members of VN Capital Management, LLC and Joinville Capital Management, LLC.

(4)	The general partner of Santa Monica Partners, L.P. is SMP Asset Management LLC. Lawrence J. Goldstein is the President and sole owner of SMP Asset Management, and may be deemed to beneficially own these shares. Mr. Goldstein disclaims beneficial ownership of these shares except to the extent of his pecuniary interest therein. The amount listed does not include 4,288 shares of Common Stock owned directly by Mr. Goldstein and 5,600 shares of Common Stock owned by Lawrence J. Goldstein IRA account (shares were rolled over from the L.J. Goldstein Company Incorporated Pension Plan).

(5)	Includes 25,000 shares of Common Stock that Mr. Ruttenberg has the right to acquire under stock options at an exercise price of $7.25 (10,000 shares), $6.50 (5,000 shares) and $8.875 (10,000 shares). Also includes 5,332 shares of Common Stock held by Rollform of Jamestown, Inc., a company in which Mr. Ruttenberg and his immediate family own a 97% interest.

(6)	Includes 4,000 shares of Common Stock that Mr. Zaidins has the right to acquire under stock options at an exercise price of $4.95.

(7)	Includes 1,644 shares of Common Stock held directly in Mr. Vanasek’s name and 121,508 shares of Common Stock held by VN Capital Management, LLC and Joinville Capital Management, LLC, of which Mr. Vanasek is a Principal, with respect to which Mr. Vanasek disclaims beneficial ownership except to the extent of his pecuniary interest, if any.

(8)	Includes 29,000 shares of Common Stock that may be acquired by the persons included in this group within 60 days pursuant to options, warrants, conversion privileges or other rights. Please see notes (5) and (6) above.

SECTION 16(a) BENEFICIAL OWNERSHIP
REPORTING COMPLIANCE

Based solely upon the Company’s review of the reports and representations provided to it by persons required to file reports under Section 16(a) of the Securities Exchange Act of 1934 (the “Exchange Act”), the Company believes that all of the Section 16(a) filing requirements applicable to the Company’s reporting officers and directors were properly and timely satisfied during the fiscal year ended December 31, 2007.

ADDITIONAL INFORMATION

Stockholder Proposals for Next Annual Meeting

The Company currently intends to hold its next annual meeting in May 2009. Subject to Rule 14a-8 of the Exchange Act, any stockholders who desire to submit a proposal (a “Rule 14a-8 Proposal”) for inclusion in the Company’s proxy statement may submit a Rule 14a-8 Proposal to the Company at its principal executive offices no later than (a reasonable time) before March 15, 2009, the date the Company currently expects to begin printing and mailing its proxy materials. Only those Rule 14a-8 Proposals that are timely received by us and are proper for stockholder action (and otherwise proper) will be included in the Company’s proxy materials. Proposals received after this date will be included in the Company’s proxy materials or presented at the annual meeting only at the discretion of the Board of Directors.

Written requests for inclusion of any stockholder proposal should be addressed to Corporate Secretary, American Locker Group Incorporated, 815 South Main Street, Grapevine, Texas 76051. The Company suggests that any such proposal be sent by certified mail, return receipt requested.

The Board of Directors will consider any nominee recommended by stockholders for election at the annual meeting of the stockholders to be held following the fiscal year ending December 31, 2007 if that nomination is submitted in writing, in accordance with the Company’s Bylaws, to the Corporate Secretary at the address in the preceding paragraph.

OTHER MATTERS

At the date of this Proxy Statement, the Company knows of no other matters, other than those described above, that will be presented for consideration at the Annual Meeting. If any other business should come before the meeting, it is intended that the proxy holders will vote all proxies using their best judgment in the interest of the Company and the stockholders.

The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007 is being mailed to all stockholders of record as of the Record Date concurrently with the mailing of this Proxy Statement. The Annual Report on Form 10-K, which includes audited financial statements, does not form any part of the material for the solicitation of proxies.

The Board of Directors invites you to attend the Annual Meeting in person. Whether or not you expect to attend the Annual Meeting in person, please sign, date and return the enclosed proxy card promptly in the enclosed envelope, so that your shares will be represented at the Annual Meeting.

By Order of the Board of Directors,

John E. Harris
Non-Executive Chairman

August 18, 2008

PROXY THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF AMERICAN LOCKER GROUP INCORPORATED for the September 24, 2008 Annual Meeting of Stockholders and any postponement(s) or adjournment(s) thereof The undersigned hereby: (a) acknowledges receipt of the Notice of the Annual Meeting of the stockholders of American Locker Group Incorporated to be held on September 24, 2008 (the “Annual Meeting”), and the associated Proxy Statement; (b) appoints John E. Harris and Paul M. Zaidins, or either of them, as proxy, with the power to appoint a substitute; (c) authorizes each proxy to represent and vote, as designated below, al of the shares of Common Stock of the Company, held of record by the undersigned at the close of business on August 15, 2008, at the Annual Meeting and at any postponement(s) or adjournment(s) thereof; and (d) revokes any proxies previously given. (Continued, and to be marked, dated and signed, on the other side) Address Change/Comments (Mark the corresponding box on the reverse side) FOLD AND DETACH HERE

Mark Here for Address Change or Comments PLEASE SEE REVERSE SIDE FOR ALL NOMINEES (except as marked to the contrary below) WITHHOLD FROM ALL NOMINEES 1. The Board of Directors recommends a vote FOR the following as directors of the Company to serve until the Annual Meeting of Stockholders following the 2008 fiscal year and until their successors shall be duly elected and qualified. FOR AGAINST ABSTAIN 2. The Board of Directors recommends a vote FOR ratification of the appointment of Travis, Wolff & Company, L.L.P. as the independent auditors for the Company for the fiscal year ending December 31, 2008. 01 Edward F. Ruttenberg, 02 Craig R. Frank, 03 John E. Harris, 04 Mary A. Stanford, 05 James T. Vanasek, 06 Anthony B. Johnston and 07 Allen E. Tilley (INSTRUCTIONS: To withhold authority to vote for any nominee, write that nominee’s name in the space provided below.) This Proxy Card, when properly executed, will be voted in the manner directed herein by the undersigned stockholder(s). If no direction is made, the Proxy will be voted FOR the proposals set forth above. Please sign, date, and return this Proxy as promptly as possible in the envelope provided: Dated, 2008 Signature Signature NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. FOLD AND DETACH HERE Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.bnymellon.com/shareowner/isd where step-by-step instructions will prompt you through enrollment.